UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/22/2006

WELLS REAL ESTATE FUND I
(Exact name of registrant as specified in its charter)

Commission File Number:  000-14463

GA	581565512
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 The Corners Parkway
Norcross, GA 30092-3365
(Address of principal executive offices, including zip code)

770-449-7800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Black Oak Plaza

On December 22, 2006, Wells Real Estate Fund I (the "Registrant") entered into an agreement to sell its retail shopping center containing approximately 69,000 rentable square feet and located in Knoxville, Tennessee ("Black Oak Plaza") to an unaffiliated third party for a gross sales price of $3,700,000, excluding closing costs (the "Agreement"). As of December 27, 2006, the inspection period has expired and the earnest money deposit of $300,000 paid by the buyer has become non-refundable pursuant to the Agreement. The Registrant expects this transaction to close in the first quarter of 2007; however, there are no assurances regarding when or if this sale will be completed.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND I

Date: December 28, 2006	By:	/s/ Leo F. Wells, III
Leo F. Wells, III
President